                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                      Manufactured Home Communities, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002

                             ---------------------

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Meeting") of MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), to be held at One North Franklin Street, Third Floor, Chicago, Illinois, on Wednesday, May 8, 2002, at 10:00 a.m. Central time. At the Meeting, we will consider and take action on the following matters:

          (1) Election of three directors to the Company's Board of Directors for terms expiring in 2005; and

          (2) Any other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors recommends that you vote "for" each of the nominees for the Board of Directors.

     Only stockholders of record at the close of business on March 15, 2002 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher

                                          Ellen Kelleher
                                          Secretary

April 5, 2002

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 2002 (the "Meeting"), and any adjournment or postponement thereof. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telegraph, telephone, telecopy and personal interviews. The cost of the solicitation is anticipated to be nominal and will be paid by the Company. Brokers and other nominees who held of record stock of the Company on March 15, 2002 (the "Record Date"), the record date for determining stockholders entitled to notice of and to vote at the Meeting, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to stockholders commencing on or about April 5, 2002. The proxy, if properly executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by voting in person at the Meeting or by submitting a subsequently dated proxy to the Secretary of the Company. The mere presence at the Meeting of a stockholder who has granted a proxy shall not itself revoke the proxy. Shares held in street name may be voted in person only if the stockholder obtains a signed proxy from the record holder giving the stockholder the right to vote.

                               2001 ANNUAL REPORT

     Stockholders are concurrently being furnished a copy of the Company's 2001 Annual Report. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by contacting Cynthia McHugh, Senior Vice President -- Investor Relations of the Company, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, 312-928-1905; copies will be furnished promptly at no additional expense.

                                     VOTING

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, 21,740,248 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a plurality of all votes cast at the Meeting, if a quorum is present, is sufficient to elect each nominated director to the Board. An abstention as to any particular matter when passage requires the vote of a majority of the votes entitled to be cast at the Meeting, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     If there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. The Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth herein, the shares of Common Stock represented thereby will be voted by Samuel Zell and Howard Walker, the Board's proxy agents for the Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of the three nominees for director to the Board for terms expiring in 2005, and (ii) at the discretion of Mr. Zell and Mr. Walker with respect to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board consists of ten members. The Company's charter provides that the Company's directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board has nominated Samuel Zell, David A. Helfand and Michael A. Torres for election to serve as directors of the Company until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Biographical information for each of the nominees is set forth below under the caption "Management."

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD SUCH VOTE OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company as of the Record Date:

NAME                                   AGE                          POSITION
----                                   ---                          --------
Samuel Zell..........................  60    Chairman of the Board (term expires in 2002)
Howard Walker........................  62    Chief Executive Officer and Director (term expires in
                                             2003)
Thomas P. Heneghan...................  38    President and Chief Operating Officer
Ellen Kelleher.......................  41    Executive Vice President, General Counsel and Secretary
John M. Zoeller......................  41    Vice President, Chief Financial Officer and Treasurer
Donald S. Chisholm...................  67    Director (term expires in 2003)
Thomas E. Dobrowski..................  58    Director (term expires in 2003)
David A. Helfand.....................  37    Director (term expires in 2002)
Louis H. Masotti, Ph.D...............  67    Director (term expires in 2004)
John F. Podjasek, Jr.................  60    Director (term expires in 2003)
Sheli Z. Rosenberg...................  60    Director (term expires in 2004)
Michael A. Torres....................  41    Director (term expires in 2002)
Gary L. Waterman.....................  60    Director (term expires in 2004)

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership on committees of the Board, see "Committees of the Board; Meetings" below.

     Samuel Zell has been Chairman of the Board of the Company since March 1995, and was Chief Executive Officer of the Company from March 1995 to August 1996. Mr. Zell was Co-Chairman of the Board of the Company from its formation until March 1995. Mr. Zell was a director of Mobile Home Communities, Inc., the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell has been chairman of Equity Group Investments, L.L.C. ("EGI"), an investment company, since 1999, and has been chairman of the board of Equity Group Investments, Inc. ("EGI, Inc."), an investment company, for more than five years. Mr. Zell is also chairman of the board of American Classic Voyages Co., a provider of overnight cruises in the United States, and has served as a member of its compensation committee since July 1999; Anixter International Inc. ("Anixter"), a distributor of electrical and cable products; Capital Trust, Inc. ("Capital Trust"), a specialized finance company; Chart House Enterprises, Inc., an owner and operator of restaurants; and Danielson Holding Corporation, an insurance holding company. Mr. Zell is chairman of the board of trustees of Equity Office Properties Trust ("Equity Office"), an equity real estate investment trust ("REIT") primarily focused on office buildings; and Equity Residential Properties Trust ("Equity Residential"), an equity REIT primarily focused on multifamily residential properties.

     Howard Walker has been a director of the Company since November 1997 and Chief Executive Officer of the Company since December 1997. Mr. Walker was President of the Company from September 1997 to May 2000, and President of Realty Systems, Inc., an affiliate of the Company, from March 1995 to April 2000. Mr. Walker is also a member of the Company's management committee (the "Management Committee"), which was created in 1995 and is comprised of the Company's senior executive officers. Mr. Walker was a Vice President of the Company from January 1995 to March 1995.

     Thomas P. Heneghan has been President and Chief Operating Officer of the Company since May 2000. Mr. Heneghan is also a member of the Management Committee. Mr. Heneghan was Executive Vice President, Chief Financial Officer and Treasurer of the Company from April 1997 to May 2000, and Vice President, Chief Financial Officer and Treasurer of the Company from February 1995 to March 1997.

     Ellen Kelleher has been Executive Vice President and General Counsel of the Company since March 1997, and has been Secretary of the Company since May 2000. Ms. Kelleher is also a member of the Management Committee. Ms. Kelleher was Senior Vice President, General Counsel and Assistant Secretary of the Company from March 1994 to March 1997.

     John M. Zoeller has been Vice President, Chief Financial Officer and Treasurer of the Company since May 2000. Mr. Zoeller is also a member of the Management Committee. From January 1999 to May 2000, Mr. Zoeller was a vice president of EGI. From January 1997 to December 1998, Mr. Zoeller was a vice president of EGI, Inc. Mr. Zoeller was a member of the accounting firm of Greenberg & Pociask, Ltd. from January 1994 to December 1996, and a vice president of Capsure Holdings Corp., an insurance holding company, from January 1993 to September 1997.

     Donald S. Chisholm has been a director of the Company since March 1993. Mr. Chisholm has been president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company, both for more than five years.

     Thomas E. Dobrowski has been a director of the Company since March 1993. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation since December 1994. Mr. Dobrowski is a director of Capital Trust. Mr. Dobrowski is also a trustee of Equity Office.

     David A. Helfand has been a director of the Company since May 1995. Mr. Helfand has been with Equity Office since July 1998, and serves as its chief investment officer. Mr. Helfand was a managing director of Equity International Properties, a division of EGI, Inc., from December 1997 to July 1998. Mr. Helfand was President of the Company from January 1995 to September 1997, and was Chief Executive Officer of the Company from August 1996 to December 1997. Mr. Helfand was Chief Financial Officer of the Company from December 1992 to February 1995, and Senior Vice President of the Company from March 1994 to January 1995.

     Louis H. Masotti, Ph.D., has been a director of the Company since March 1993. Dr. Masotti has been president of Louis H. Masotti, Ltd., a management, real estate and urban development consultancy, for more than five years. Dr. Masotti was professor of management and urban development and director of the program in real estate management for the Graduate School of Management of the University of California at Irvine from 1992 to 1998. Dr. Masotti is a professor emeritus of Northwestern University's Kellogg Graduate School of Management.

     John F. Podjasek, Jr., has been a director of the Company since May 1994. Mr. Podjasek has been the managing director of the private equity group at WestLB Asset Management (USA) LLC since September 2000. Mr. Podjasek was the managing director and co-head of the Private Markets Group of Forstmann -- Leff International, Inc. from July 1997 to September 2000. Mr. Podjasek was retired from November 1995 to July 1997. Previously, Mr. Podjasek was employed by Allstate Insurance Company from 1966 to November 1995, most recently serving as vice president of venture capital and real estate.

     Sheli Z. Rosenberg has been a director of the Company since August 1996. Since January 2000, Mrs. Rosenberg has been vice chairman of EGI. Mrs. Rosenberg was president of EGI, Inc. from November 1994 to December 1999, and was chief executive officer of EGI, Inc. from November 1994 to December 1998. Mrs. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt from 1980 to September 1997. Mrs. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Capital Trust; Dynergy Inc., a supplier of electricity and natural gas; Cendant Corporation, a travel related, real estate related and direct marketing consumer and business services company; Idine Rewards Network, Inc., a membership rewards marketer; and Ventas, Inc., an owner of real estate in the health care field. Mrs. Rosenberg is a trustee of Equity Office and Equity Residential.

     Michael A. Torres has been a director of the Company since March 1993. Mr. Torres has been president and a principal of Lend Lease Rosen Real Estate Securities LLC, an investment management firm, since February 1995. Mr. Torres is a trustee of Lend Lease Funds, a family of mutual funds.

     Gary L. Waterman has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded. Mr. Waterman is a director of Java Trading Company, a wholesale coffee roasting company.

COMMITTEES OF THE BOARD; MEETINGS

     Meetings. During the year ended December 31, 2001, the Board held four meetings and took three actions by unanimous written consent. Each of the directors attended 75% or more of the total number of the meetings of the Board and of its committees on which they served.

     Executive Committee. The Executive Committee of the Board is composed of Messrs. Zell, Walker and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to acquire, dispose of and finance investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership) and to execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 2001, the Executive Committee held no meetings.

     Compensation Committee. The Compensation Committee of the Board is composed of Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg. The Compensation Committee determines compensation for the Company's executive officers and exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Company's 1992 Stock Option and Stock Award Plan, as amended and restated (the "Plan"), to the management of the Company and its subsidiaries, other employees and consultants. During the year ended December 31, 2001, the Compensation Committee held three meetings.

     Audit Committee. The Audit Committee of the Board is composed of Messrs. Dobrowski and Torres and Mrs. Rosenberg. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the Company's independent public accountants the plans for and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Each of the Audit Committee members is an "independent" director within the meaning of "independent" set forth in The New York Stock Exchange ("NYSE") listing standards. The Board adopted a written charter for the Audit Committee on August 25, 2000, a copy of which (as amended effective March 1, 2002) is attached to this Proxy Statement as Appendix A. During the year ended December 31, 2001, the Audit Committee held four meetings.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual compensation for services rendered to the Company for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 by the Company's Chief Executive Officer and those persons who were, at December 31, 2001, the next three most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                COMPENSATION AWARDS
                                                             -------------------------
                                       ANNUAL COMPENSATION    RESTRICTED    SECURITIES
                                       -------------------      COMMON      UNDERLYING    ALL OTHER
                                                    BONUS    STOCK AWARDS    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   ($)(1)       ($)(2)      GRANTED(#)      ($)(3)
---------------------------     ----   ---------   -------   ------------   ----------   ------------
Howard Walker.................  2001    273,000    103,000      53,980          0            8,500
  Chief Executive Officer,      2000    262,650    175,000     554,625          0           10,200
  Director and Member of        1999    255,000    175,000     644,563          0            8,000
  Management Committee(4)
Thomas P. Heneghan............  2001    261,500    113,600(5)         0         0            8,500
  President, Chief Operating    2000    251,320    298,964(5)   493,000         0           10,200
  Officer and Member of         1999    244,000    190,646(5)   473,750         0            8,000
  Management Committee
Ellen Kelleher................  2001    244,500    103,000           0          0            8,500
  Executive Vice President,     2000    234,840    275,000     431,375          0           10,174
  General Counsel, Secretary    1999    228,000    175,000(5)   473,750         0            8,000
  and Member of Management
  Committee
John M. Zoeller...............  2001    244,500    113,600(5)   695,325         0            8,500
  Vice President, Chief         2000    147,227    198,964(5)   431,375         0            8,819
  Financial Officer, Treasurer
  and Member of Management
  Committee(6)

---------------

(1) Actual payment of 2001 bonuses was made in 2002. Bonuses for 2000 and 1999 were paid in the year during which they were earned.

(2) The total number and value of shares of Common Stock ("Restricted Common Stock") awarded pursuant to restricted stock grants ("Restricted Common Stock Awards") in various years, pursuant to the plans and programs described below under "Compensation Committee Report on Executive Compensation" and held by each named executive officer as of December 31, 2001, was as follows:

                                                                 NUMBER OF
                                                                  SHARES     VALUE($)
                                                                 ---------   ---------
    Howard Walker..............................................   47,064     1,468,867
    Thomas P. Heneghan.........................................   39,500     1,232,795
    Ellen Kelleher.............................................   28,938       903,155
    John M. Zoeller............................................   28,938       903,155

    No Restricted Common Stock was granted to executive officers in 2001, except as described in footnotes (4) and (6) below with respect to Mr. Walker and Mr. Zoeller, respectively.

    The number of shares of Restricted Common Stock granted to executive officers in 2000, excluding shares awarded as part of the 2000 MBO bonus, was as follows:

    Howard Walker...............................................  20,250
    Thomas P. Heneghan..........................................  18,000
    Ellen Kelleher..............................................  15,750
    John M. Zoeller.............................................  15,750

    The shares of Restricted Common Stock granted in 2000 to Messrs. Walker, Heneghan and Zoeller and to Ms. Kelleher were made in two separate grants, one on November 14, 2000 and the second on December 29, 2000. 50% of such Restricted Common Stock Award vested on December 29, 2000; 25% vested on December 29, 2001; and 25% will vest on December 29, 2002.

    The number of shares of Restricted Common Stock granted to executive officers on December 1, 1999 and which vested 50% on December 1, 1999, 25% on December 1, 2000 and 25% on December 1, 2001, was as follows:

    Howard Walker...............................................  25,000
    Thomas P. Heneghan..........................................  20,000
    Ellen Kelleher..............................................  20,000

    All holders of Restricted Common Stock receive any dividends paid on such shares.

(3) For 2001, includes employer matching contributions and/or profit sharing contributions to The MHC Advantage Retirement Savings Plan based on the maximum available profit sharing contribution.

(4) As a member of the Board, Mr. Walker received an award of 2,000 shares of Restricted Common Stock on May 8, 2001. The award is subject to a vesting schedule, with one-third of the award vesting six months from the date of the award; one-third vesting one year from the date of the award; and the remainder vesting two years from the date of the award.

(5) Under the Plan, an officer who receives a management-by-objective ("MBO") bonus receives 50% of his or her MBO bonus in cash and 50% of the MBO bonus in the form of a stock award. However, the officer may request, subject to approval by the Compensation Committee, to receive any portion of the MBO bonus in the form of a stock award. To the extent that an individual receives up to 50% of his or her MBO bonus as a stock award, the stock award is calculated using the fair market value of a share of Common Stock as of the date the bonus is paid. If more than 50% of the MBO bonus is to be paid as a stock award, the additional stock award is calculated using the most recent purchase price for a share of Common Stock under the Company's Non-Qualified Employee Stock Purchase Plan ("ESPP") or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid, which is less than the fair market value of a share of Common Stock on the day the MBO bonus is paid. Bonus amounts reflected for Messrs. Heneghan and Zoeller and Ms. Kelleher for each of the years indicated include the discount on shares with respect to elections they made to receive more than 50% of the MBO bonus as a stock award.

(6) Mr. Zoeller became an executive officer of the Company in May 2000 (the salary figure shown for Mr. Zoeller for 2000 is a pro-rated amount). Effective January 1, 2001, Mr. Zoeller was awarded 25,000 shares of Restricted Common Stock pursuant to the "1998 Program" described below under "Compensation Committee Report on Executive Compensation."

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants to any of the executive officers named in the Summary Compensation Table in fiscal year 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF        VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                    SHARES                       AT FY-END(#)         AT FY-END($)(1)
                                  ACQUIRED ON      VALUE         EXERCISABLE/           EXERCISABLE/
NAME                              EXERCISE(#)   REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
----                              -----------   -----------   -------------------   --------------------
Howard Walker...................         0              0           25,000/0               276,500/0
Thomas P. Heneghan..............    21,000        255,785           12,000/0               168,270/0
Ellen Kelleher..................         0              0           21,000/0               228,285/0
John M. Zoeller.................         0              0          3,666/334            34,765/2,513

---------------

(1) Calculated by determining the difference between (a) $31.21, the per share value of the Company's Common Stock on December 31, 2001, the last trading day of the year, and (b) the exercise price of in-the-money options.

                           COMPENSATION OF DIRECTORS

     The Company paid each of its non-employee directors an annual fee of $30,000 in 2001. In addition, directors who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees or committee fees. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. Additionally, on the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive at the director's option either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. In 2001, in addition to the foregoing, (i) Mr. Zell, as Chairman of the Board, received a grant of options to purchase 100,000 shares of Common Stock at the then-current market price, and (ii) Mrs. Rosenberg received a grant of options to purchase 25,000 shares of Common Stock at the then-current market price, in recognition of additional advisory and consulting services she provided.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Compensation Committee members for 2001 were Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg. No Compensation Committee interlocking relationships existed in 2001. For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee determines the compensation of the Company's executive officers, including those named in the Summary Compensation Table, and guides the Company's overall philosophy towards compensation of its employees. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's executive officers should be both competitive and based on individual and Company performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Executive Compensation Review 2001 for REITs ("SNL Survey"). The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Compensation Committee believes the SNL Survey provides comparable salary data for the Company. The Compensation Committee believes that the Company's compensation levels compare favorably to the Company's peer groups described in the surveys and targets median to high compensation levels for the Company's executive officers. This is not the same peer group that is used in the Performance Graph on page 12.

     During the fiscal year ended December 31, 2001, there were three major components of executive compensation: base salary, bonuses and Restricted Common Stock Awards. While this salary structure is designed to attract and retain highly qualified executives, because of factors affecting the United States economy in general that resulted in reduced expectations for the Company in 2001, the Compensation Committee determined it was necessary to reduce bonuses by 40% and to defer payment of bonuses until late January 2002 when the Company's actual results for 2001 had been determined.

     The Compensation Committee believes that attracting and retaining highly qualified executives is accomplished by providing competitive base salaries and meaningful incentives, both short-term and long-term, intended to reward performance and retain experienced management. Benchmarks for determining base salary and bonus levels include targeted funds from operations ("FFO") levels, strength of the balance sheet and creation of stockholder value. Each performance measure carries equal weight.

     The Company's executive salary structure is reviewed annually by the Compensation Committee using the SNL Survey for guidance. In addition, the entire Company's salary structure is reviewed annually. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based both upon each executive officer's (including the Chief Executive Officer's) performance and contribution to the Company's performance. Also, the Compensation Committee has deliberately kept base salaries at levels which may compare less favorably with comparable positions in other companies. This allows the Compensation Committee to reward executive officers' performance through bonuses and long-term incentives such as Restricted Common Stock Awards.

     Further short-term and mid-term incentives for executive officers are accomplished through the Company's MBO bonus plan. The MBO bonus plan involves the Company and the executive officer jointly setting goals for such executive officer at the beginning of each year.

     Because factors affecting the economy in general caused the Company to reduce performance expectations for 2001 in terms of achieving targeted FFO levels, the Compensation Committee reduced bonus potential by 40% and deferred payment of bonuses to late January 2002 when the Company's actual results for 2001 were known. In 2001, the Company met expected FFO levels through reduction of certain expenses and increases in revenue achieved through increases in rental rates and increases in occupancy at the Company's communities. During 2001, the Company maintained its balance sheet at an appropriate debt-to-equity level. In determining the total MBO bonus for each executive officer, the Compensation Committee also considered the amount of other awards and benefits which were included in the total compensation of such executive officer.

     MBO bonuses, if paid, are paid to the executive officers of the Company 50% in cash and 50% in a stock award calculated using the fair market value of a share of Common Stock on the date the bonus is paid. The officer may request, subject to the Compensation Committee's approval, to receive more or less of the bonus in the form of a stock award. To the extent that the officer receives more than 50% of the MBO bonus as a stock award, the stock award is calculated using the most recent purchase price for a share of Common Stock under the ESPP or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid.

     To provide long-term incentives for executive officers and as a means to retain qualified executive officers, the Company has created performance and tenure-based Restricted Common Stock Award programs.

     In 1997, the Company implemented a five-year incentive program tied to increases in stockholder value (the "1997 Program"). Shares were awarded under the 1997 Program only if annual performance benchmarks (based upon increases in share price plus distributions to stockholders) were achieved. Shares awarded are then subject to a vesting schedule (50% immediately and 25%, respectively, on the next two anniversaries of the award). Executive officers received awards under the 1997 Program in 1997 and 2000. In addition, effective January 4, 2002, executive officers received awards under the 1997 Program as follows: Mr. Walker was awarded 20,250 shares; Mr. Heneghan was awarded 18,000 shares; Ms. Kelleher was awarded 15,750 shares; and Mr. Zoeller was awarded 15,750 shares.

     In 1998, the Company implemented an incentive program tied to achieving targeted levels of FFO per share through 2003 (the "1998 Program"). On November 24, 1998, Restricted Common Stock Awards were granted to executive officers and other members of senior management under the 1998 Program. In 1999 and 2001, awards were made under the 1998 Program to certain additional members of senior management (excluding executive officers who had received awards in 1998). Any Restricted Common Stock awarded under the 1998 Program will vest over a five-year period, with lapsing of restrictions tied to achieving targeted levels of FFO per share. Vesting with respect to 60% of the Restricted Common Stock awarded under the 1998 Program had occurred as of December 31, 2001.

     In December 2001, the Compensation Committee created the 2004 Long Term Restricted Stock Plan, which provides for shares of Restricted Common Stock to be granted on January 5, 2004 to individuals who are employed by the Company on November 15, 2001 and on January 5, 2004 and who hold the respective titles of Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer, as well as certain other titles on such grant date. Any shares granted on January 5, 2004 would be subject to a further three year vesting schedule, with one-third vesting December 10, 2004, one-third vesting December 10, 2005 and one-third vesting December 10, 2006, with vesting based solely on an individual's tenure in such titled positions. These shares have not been issued and there can be no assurance that any person listed in the Summary Compensation Table would be eligible for a grant of shares under this program.

     The vesting of Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock.

     To encourage Mr. Walker to remain employed by the Company, the Company has entered into a deferred compensation agreement with Mr. Walker. The agreement, entered into in December 2000, provides Mr. Walker with a salary benefit commencing May 17, 2004. Pursuant to the agreement, commencing on such date Mr. Walker will receive an annual deferred compensation payment in the amount of $200,000 for a ten year period. The Company has purchased an annuity for approximately $1,200,000 to fund its future obligations under the agreement. The annuity is held by a trust for the benefit of Mr. Walker and is subject to the claims of creditors of the Company.

     At the end of 2001, the Compensation Committee granted options to purchase Common Stock to certain of the Company's employees. The executive officers of the Company were not granted options.

     The Compensation Committee believes that the compensation program properly rewards the Company's officers for achieving improvements in the Company's performance and serving the interests of its stockholders.

     The Company may or may not structure compensation arrangements to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                          Respectfully submitted,

                                          Donald S. Chisholm
                                          Louis H. Masotti, Ph.D.
                                          Sheli Z. Rosenberg
                                          Gary L. Waterman

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's 2001 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the Company's independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services provided to the Company by the independent accountants with the accountants' independence.

     The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                          Respectfully submitted,

                                          Thomas E. Dobrowski
                                          Sheli Z. Rosenberg
                                          Michael A. Torres

AUDIT FEES

     The aggregate fees billed (or expected to be billed) for professional services rendered by the independent accountants for the audit of the Company's financial statements for fiscal year 2001 and the reviews by the independent accountants of the financial statements included in the Company's Forms 10-Q for fiscal year 2001 were $127,500.

ALL OTHER FEES

     There were no fees billed for professional services rendered by the independent accountants for any financial systems design and implementation in fiscal year 2001. The aggregate fees billed (or expected to be billed) for services rendered by the independent accountants to the Company and not otherwise described under "Audit Fees" for fiscal year 2001 were $133,850.

     The Audit Committee has determined that the independent accountants' provision of the non-audit services described above is compatible with maintaining the independent accountants' independence.

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since December 31, 1996 with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Stock price performance graph assumes that an investment of $100 was made on December 31, 1996 in the Common Stock and in each of the two indexes and further assumes the reinvestment of all dividends. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the NYSE, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from December 31, 1996 through December 31, 2001 is not necessarily indicative of future results.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                               DECEMBER 31, 2001

                              [PERFORMANCE GARPH]

--------------------------------------------------------------------------------------------------------------
                                          1996        1997        1998        1999        2000        2001
--------------------------------------------------------------------------------------------------------------
 Company                   Return %                    22.57       -1.69        3.31       27.37       14.36
                           Cumulative
                           $             $100.00     $122.57     $120.49     $124.48     $158.55     $181.32
 S&P 500                   Return %                    33.36       28.58       21.05       -9.10      -11.88
                           Cumulative
                           $             $100.00     $133.36     $171.47     $207.56     $188.66     $166.24
 NAREIT Equity             Return %                    20.26      -17.50       -4.62       26.37       13.89
                           Cumulative
                           $             $100.00     $120.26     $ 99.21     $ 94.63     $119.58     $136.19

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the Record Date (except as noted), with respect to each person who is known by the Company's management to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT
NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)   OF CLASS
---------------------------------------------                 ------------   --------
Samuel Zell and entities controlled by Samuel Zell and Ann
  Lurie and entities controlled by Ann Lurie(2).............   3,366,906      13.8%
  Two North Riverside Plaza
  Chicago, Illinois 60606
General Motors Employes Global Group Pension Trust(3).......   2,271,198      10.4%
  c/o General Motors Investment
  Management Corporation
  767 Fifth Avenue
  New York, New York 10153
Morgan Stanley Dean Witter & Co.(4).........................   2,219,239      10.2%
  1585 Broadway
  New York, New York 10036
FMR Corp(5).................................................   1,477,200       6.8%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) MHC Operating Limited Partnership (the "Operating Partnership") is the entity through which the Company conducts substantially all of its operations. The limited partners of the Operating Partnership own units of limited partnership interest ("OP Units") which are convertible into an equivalent number of shares of Common Stock. In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days of the Record Date owned as follows:

                                                         COMMON
                                                          STOCK    OP UNITS    OPTIONS
                                                         -------   ---------   -------
    ENTITIES CONTROLLED BY SAMUEL ZELL:
    Samuel Zell........................................  13,320           --   466,665
    Samuel Zell Revocable Trust........................  10,551           --        --
    Samstock/SZRT, L.L.C. .............................  294,133      13,641        --
    Samstock/ZGPI, L.L.C. .............................   6,003           --        --
    Samstock, L.L.C. ..................................  346,000     601,665        --
    Samstock/ZFT, L.L.C. ..............................   8,887      187,278        --
    Samstock/Alpha, L.L.C. ............................   8,887
    EGI Holdings, Inc. ................................      --      579,873        --
    Rochelle Zell......................................   4,000
    Donald S. Chisholm Trust...........................   7,000           --        --

    ENTITIES CONTROLLED BY ANN LURIE:
    Anda Partnership...................................      --      233,694        --
    LFT Partnership....................................      --        5,436        --
    EGIL Investments, Inc..............................      --      579,873        --
      TOTALS...........................................  698,781   2,201,460   466,665
                                                         =======   =========   =======

    Mr. Zell disclaims beneficial ownership of 11,000 shares of Common Stock and 819,003 OP Units because the economic benefits with respect to such shares of Common Stock and OP Units are attributable to other persons. EGIL Investments, Inc. ("EGIL") has beneficial ownership of 579,873 OP Units. Under a stockholders' agreement dated December 31, 1999 among certain Zell family trusts and certain Lurie family trusts, (a) the Zell trusts have the power to vote and to dispose of the OP Units beneficially owned by EGI Holdings, Inc. and (b) the Lurie trusts have the power to vote and to dispose of the OP Units beneficially owned by EGIL.

(3) The shares of Common Stock reported herein are held of record by State Street Bank & Trust Company, acting as trustee (the "Trustee") for the General Motors Employes Global Group Pension Trust (the "GM Trust Fund"), a trust formed under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries and a former GM affiliate and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and former affiliates. The Trustee may vote and dispose of the shares held by the GM Trust Fund only pursuant to the direction of GMIMCo personnel, and accordingly beneficial ownership of the shares by the Trustee is disclaimed.

(4) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2001, Morgan Stanley Dean Witter & Co. ("Morgan Stanley") and its wholly-owned subsidiary, Morgan Stanley Dean Witter Investment Management Inc. ("Morgan Stanley, Inc."), are the beneficial owners of 2,129,239 and 2,116,200 shares of Common Stock, respectively, through accounts managed by them on a discretionary basis. Morgan Stanley has shared voting power over 1,877,839 shares and shared dispositive power over 2,129,239 shares. Morgan Stanley, Inc. has shared voting power over 1,864,800 shares and shared dispositive power over 2,116,200 shares.

(5) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2001, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("Investment Act"), is the beneficial owner of 1,233,500 shares of Common Stock as a result of acting as investment advisor to various investment companies under the
     Investment Act. Fidelity Management Trust Company, a wholly owned subsidiary of FMR, is the beneficial owner of 243,700 shares of Common Stock as a result of serving as investment manager of institutional accounts.

                          SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of the Company, by the four executive officers named in the Summary Compensation Table and by all such executive officers and directors as a group. The address for each of the executive officers and directors is c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table.

                                          SHARES OF   SHARES UPON
                                           COMMON     EXERCISE OF                 PERCENT
NAME OF BENEFICIAL HOLDER                 STOCK(1)    OPTIONS(2)      TOTAL     OF CLASS(3)
-------------------------                 ---------   -----------   ---------   -----------
Donald S. Chisholm(4)...................     50,918       40,000       90,918         *
Thomas E. Dobrowski.....................         --       86,666       86,666         *
David A. Helfand........................    136,607       76,000      212,607       1.0%
Thomas P. Heneghan......................    276,362       12,000      288,362       1.3%
Ellen Kelleher..........................    235,444       21,000      256,444       1.2%
Louis H. Masotti, Ph.D. ................     12,835           --       12,835         *
John F. Podjasek, Jr. ..................     11,728       70,000       81,728         *
Sheli Z. Rosenberg(5)...................     84,241      133,999      218,240       1.0%
Michael A. Torres.......................     13,618       46,666       60,284         *
Howard Walker...........................    259,915       25,000      284,915       1.3%
Gary L. Waterman........................     15,286       60,000       75,286         *
Samuel Zell(6)..........................  2,900,241      466,665    3,366,906      13.8%
John M. Zoeller.........................     75,137        3,666       78,803         *
All directors and executive officers as
  a group (13 persons) including the
  above-named persons...................  4,072,332    1,041,662    5,113,994      20.5%
                                          =========    =========    =========      ====

---------------

 *  Less than 1%

(1) The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.

(2) The amounts shown in this column reflect shares of Common Stock subject to options granted under the Plan which are currently exercisable or exercisable within 60 days of the Record Date.

(3) In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(4) Includes 7,000 shares of Common Stock owned by the Donald S. Chisholm Trust (the "Chisholm Trust"), Samuel Zell, Trustee. Under SEC regulations, Mr. Zell may be deemed to be the beneficial owner of all the shares which are beneficially owned by the Chisholm Trust. Mr. Zell disclaims beneficial ownership of the shares owned by the Chisholm Trust.

(5) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock.

(6) Mr. Zell disclaims beneficial ownership of 11,000 shares of Common Stock and 819,003 OP Units included above because the economic benefits with respect to such shares of Common Stock and OP Units are attributable to other persons. See "Security Ownership of Certain Beneficial Owners."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, pursuant to an administrative services agreement, EGI or certain of its affiliates provide the Company and its subsidiaries with certain administrative, office facility and other services with respect to certain aspects of the Company's business, including, but not limited to, administrative support and other services. Amounts incurred for these services totaled approximately $2,000 for the year ended December 31, 2001. There were no significant amounts due to these affiliates at December 31, 2001. Certain related entities, owned by persons affiliated with Mr. Zell, provide investor relations services and office space to the Company and its subsidiaries. Amounts incurred for these services totaled approximately $454,000 for the year ended December 31, 2001. The amount due to these affiliates at December 31, 2001 was $32,000.

     The independent members of the Board have reviewed and approved the rates charged by EGI and its affiliates in connection with the lease of the Company's office space. Additionally, the budget for services rendered to the Company and its subsidiaries by EGI and its affiliates is submitted to, reviewed and approved by the Audit Committee.

     The executive officers listed below are indebted to the Company as a result of purchasing Common Stock from the Company. The loans accrue interest, payable quarterly in arrears, at the applicable Federal rate, as defined in the Code, in effect at the time the loans were made. The loans are recourse to the respective individuals; are collateralized by a pledge of the shares of Common Stock purchased; and are due and payable upon the first to occur of the employee leaving the Company or January 2, 2005. All dividends paid on pledged shares in excess of the then marginal tax rate are used to pay interest and principal on the loans:

                                   LARGEST AGGREGATE AMOUNT     BALANCE AS OF
NAME                                     OWED IN 2001         DECEMBER 31, 2001   INTEREST RATE
----                               ------------------------   -----------------   -------------
Howard Walker....................          $885,279               $885,279            5.91%
Thomas P. Heneghan...............          $802,220               $792,259            5.91%
Ellen Kelleher...................          $776,434               $743,621            5.91%

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of those forms received by the Company, or written representations from officers and directors that no Forms 5 were required to be filed during the fiscal year ended December 31, 2001, all appropriate Section 16(a) forms were filed in a timely manner.

                            INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent accountants for the fiscal year ended December 31, 2001. There have been no disagreements between the Company and its independent accountants relating to accounting procedures, financial statement disclosures or related items. Representatives of Ernst & Young LLP are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders (the "2003 Meeting") must be received by the Secretary of the Company no later than December 3, 2002, in order to be considered for inclusion in the Company's proxy statement and on the proxy card that will be solicited by the Board in connection with the 2003 Meeting.

     In addition, if a stockholder desires to bring business before an Annual Meeting of Stockholders which is not the subject of a proposal for inclusion in the Company's proxy materials, the stockholder must follow the advance notice procedures outlined in the Company's Bylaws. The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at a meeting or propose business for consideration at such meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's meeting. The Meeting is scheduled for May 8, 2002. Therefore, if a stockholder desires to present a proposal for the 2003 Meeting without seeking to include the proposal in the Company's proxy materials, the Company must receive notice of the proposal no earlier than February 8, 2003 and no later than March 9, 2003. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher
                                          Ellen Kelleher
                                          Secretary
April 5, 2002
Chicago, Illinois

                                                                      APPENDIX A

                      MANUFACTURED HOME COMMUNITIES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     Pursuant to the By-Laws of Manufactured Home Communities, Inc. (the"Company"), a Committee of the Directors to be known as the "Audit Committee" (the "Committee") has been established. The Committee shall be composed of not less than three independent Directors, none of whom shall be an employee or officer of the Company, or have a personal business relationship with any member of management which might conflict with their perceived independence. All Audit Committee members shall be financially literate. The members of the Committee shall appoint a Chairperson from amongst their number.

     The time and place of meetings of the Committee shall be determined by the members thereof provided that (1) a quorum for meetings shall be at least two members, present in person or by telephone; (2) unless otherwise agreed, the Committee shall meet at least quarterly; and (3) notice of the time and place of every meeting shall be given in writing or by facsimile communication to each member of the Committee, and the external and internal auditors of the Company. Independent Directors who are not members of the Committee are welcome to attend and participate in the Committee's deliberations unless otherwise specified by the Chair.

STATEMENT OF POLICY

     The Audit Committee is a committee of the Board of Directors. The Audit Committee shall provide assistance to the full Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting; the Company's reporting practices; the quality and integrity of financial reports of the Company and the systems of internal controls established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, the internal auditors, and the financial management of the Company.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     The Audit Committee will:

     - Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     - Review and recommend to the Board of Directors the external auditors to be selected to audit the financial statements, approve the compensation of the external auditors, and review and approve the discharge of the external auditors.

     - Establish a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

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     - Review and concur with management's appointment, termination or replacement of the internal auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Meet with the external auditors and senior management of the Company at least annually to review:

      - the scope of the proposed audit and quarterly reviews

      - procedures for the current year and the related fees

      - the adequacy of the Company's internal financial and accounting controls

      - the coordination of the internal auditors' work utilized by the external auditors, if any, with that of the external auditors.

     - Meet with senior management and the external auditors at the completion of the annual audit and discuss:

      - the external auditors' audit findings, including any management letter comments noted related to the audit of the financial statements and related footnotes and their report thereon

      - any significant changes from planning required in the external auditors' audit plan

      - other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards (SAS 61) and management's responses.

     - Review with senior management and the external auditors, as necessary, at the completion of each quarterly review to discuss the following:

      - Any significant changes required in review procedures or plan

      - Any significant changes in the Company's accounting principles or significant changes in accounting estimates during the quarter and the related impact on the financial statements

      - The impact of any significant events and transactions on the financial statements

      - Other matters which came to the attention of the external auditors during the review which are necessary to be communicated to the Committee under generally accepted auditing standards and management's responses.

     - Review the quarterly financial statements with management and the independent auditors, as necessary, prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to any significant changes in the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee. The Chair may represent the entire Committee for purposes of this review.

     - Review with senior management and the internal auditors (if applicable):

      - The internal audit function including the independence and authority of its reporting obligations

      - The proposed audit plan and any changes required in the planned scope

      - Any significant findings, difficulties or issues encountered in the course of the audit during the year and management's responses

     - Review with management and outside consultants such matters as the Committee may deem appropriate from time to time.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company Compliance policies.

     - Review with management their procedures to establish and monitor compliance with the Company's code of conduct and ethical practices, conflict of interest policy, and policies and procedures with respect to use of corporate assets. As necessary, consult with external consultants to assist in such monitoring.

     - The Committee shall perform the following in relation to the Company's Proxy Statement ("Proxy") for its annual shareholders' meeting:

      - Review the Company's disclosures in the Proxy that describe that the Committee has satisfied its responsibilities under this Charter for the prior year

      - Include an Audit Committee Report in the Company's Proxy

      - Include a copy of this Charter in the annual report to shareholders or the Proxy at least triennially or the year after any significant amendment to the Charter.

     - Ensure receipt of and review the written disclosures and letter from the Independent Auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees delineating all relationships between the Independent Auditor and its related entities and the Company and its related entities that in the Independent Auditor's professional judgment may reasonably be thought to bear on independence, engage in dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and recommend that the Board take appropriate action on any disclosed relationships to satisfy itself of the Independent Auditor's independence.

     - On an annual basis, either as part of the written disclosures to be provided by the Independent Auditor under Independence Standards Board Standard No. 1 or in a separate document, obtain from the Independent Auditor a written statement of the aggregate fees billed for each of the categories of services set forth in Item 9 of Schedule 14A under the Securities Exchange Act of 1934. If applicable and consistent with Independence Standards Board Standard No. 1 and Item 9 of Schedule 14A under the Securities Exchange Act of 1934, the Audit Committee shall consider whether the Independent Auditor's provision of non-audit services to the Company is compatible with maintaining the independence of the Independent Auditor.

     - Meet with the external auditors, internal auditors and management in separate executive sessions, at least annually, to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     - The Committee will perform such other functions as assigned by law, the Company's charter or By-Laws and/or the Board of Directors.

     - The Committee shall report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     - Ensure that minutes of the Audit Committee are kept and retained as records of the Company.

     - Each member of the Audit Committee shall, in the performance of his or her duties, be fully justified and protected with regard to any act of failure to act (1) in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the Independent Auditor or (2) in the exercise of his or her business judgment.

     - While the Audit Committee has the duties and responsibilities set forth in this Charter in assisting the Board in fulfilling its oversight responsibilities with respect to the Company's audit, accounting and financial reporting processes generally and the Company's system of internal controls, it is not the duty of the Audit Committee to plan or conduct audits, to implement internal controls or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations. The review of the financial statements by the Audit Committee is not an audit and is not of the same quality as the audit performed by the Independent Auditor.

COMMITTEE AUTHORITY

     The Committee shall have the right and authority to:

     - Obtain all relevant information and documentation in order to carry out the responsibilities of the Committee

     - Conduct or authorize investigations into any matters brought to its attention if, in the Committee's judgment, such matter warrants investigation

     - Retain independent counsel, accountants, or others to assist in the conduct of any investigations.

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


                                                MANUFACTURED HOME COMMUNITIES, INC.
                                   TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606
                                              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), hereby appoints
SAMUEL ZELL and HOWARD WALKER, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of
Stockholders of the Company to be held on Wednesday, May 8, 2002, at 10:00 a.m. Central time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director as described in the Proxy Statement, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

COMMENTS/ADDRESS CHANGE:

----------------------------------------------

----------------------------------------------

----------------------------------------------                            (Continued and to be signed on other side)



                                                     /\ FOLD AND DETACH HERE /\

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

                                                 MANUFACTURED HOME COMMUNITIES, INC.
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                                                                                  ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF DIRECTORS
   Nominees: Samuel Zell,             For      Withhold       For All     And on any other matter which may properly come before the
             David A. Helfand, and    All         All          Except     meeting or any adjournment or postponement thereof in the
             Michael A. Torres        [ ]         [ ]           [ ]       discretion of the Proxy holder.


Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below:


-----------------------------------------------------                     I PLAN TO ATTEND THE MEETING      [ ]

                                                                                            Date
                                                                                                ------------------------------------

                                                                          Signature
                                                                                   -------------------------------------------------

                                                                          Signature
                                                                                   -------------------------------------------------


                                                                          NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS
                                                                          SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                          ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER, PLEASE GIVE
                                                                          FULL TITLE UNDER SIGNATURE.


                                                     /\ FOLD AND DETACH HERE /\


                                                      YOUR VOTE IS IMPORTANT.



                                 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                                                      IN THE ENCLOSED ENVELOPE.

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